Exhibit 99.1

       Introgen Therapeutics Reports Third Quarter 2003 Financial Results



  Results for the Quarter Ended September 30, 2003 in Line With Expectations


    AUSTIN, Texas, Nov. 12 /PRNewswire-FirstCall/ -- Introgen Therapeutics, Inc. (Nasdaq: INGN) announced today its results for the quarter ended September 30, 2003, reporting progress during the quarter in its research and development programs and clinical trial programs. Additionally, Introgen's investigational cancer therapy, Advexin(R), was granted designation as a Fast Track Drug Product development program during the quarter by the FDA for prolonging survival and delaying time to disease progression in patients with recurrent, unresectable squamous cell head and neck cancer.

    Introgen reported a net loss of $4.4 million, or $0.19 per share, for the quarter ended September 30, 2003. These results compare to a net loss of $4.1 million, or $0.19 per share, for the previous quarter ended
June 30, 2003, and a net loss of $5.7 million, or $0.27 per share for the comparable prior year quarter ended September 30, 2002.

    During the quarter ended September 30, 2003, cash and cash equivalents decreased $4.0 million. At September 30, 2003, Introgen had cash and cash equivalents of $22.6 million.

    Dr. Max Talbott, Introgen's senior vice president for worldwide commercial development, said, "This quarterly report gives us a good deal of confidence that we are moving closer to our goal of marketing the first FDA approved gene based therapeutic."

    Revenue was $9,000 for the quarter ended September 30, 2003, compared to revenue of $453,000 for the quarter ended September 30, 2002. Operating expenses were $5.0 million for the quarter ended September 30, 2003, compared to $6.4 million for the quarter ended September 30, 2002.

    For the nine months ended September 30, 2003, Introgen reported a net loss of $13.9 million, or $0.62 per share, compared to a net loss for the nine months ended September 30, 2002 of $20.5 million, or $0.96 per share. Revenue for the nine months ended September 30, 2003 was $302,000, compared to revenue for the nine months ended September 30, 2002 of $1.0 million. Operating expenses were $15.5 million for the nine months ended September 30, 2003 compared to $22.3 million for the nine months ended September 30, 2002.


    Quarterly Conference Call

    Introgen has scheduled a conference call to discuss the financial results at 4:30 p.m. ET today. Interested parties can access a live Internet broadcast at www.introgen.com or www.companyboardroom.com . For those unable to listen to the broadcast the call will be archived at Introgen's Website at www.introgen.com in the Investor Relations section.

    Introgen is a leading developer of biopharmaceutical products designed to induce therapeutic protein expression using non-integrating gene agents for the treatment of cancer and other diseases. Introgen maintains integrated research, development, manufacturing, clinical and regulatory departments and operates a commercial-scale, CGMP manufacturing facility.

    Certain statements in this press release that are not strictly historical may be "forward-looking" statements, which are based on current expectations and entail various risks and uncertainties. Such forward-looking statements include, but are not limited to, those relating to Introgen's future success with development of its clinical programs. There can be no assurance that Introgen will be able to commercially develop gene-based drugs, that necessary regulatory approvals will be obtained or that any clinical trials or studies undertaken will be successful or that the proposed treatments will prove to be safe and/or effective. The actual results may differ from those described in this press release due to risks and uncertainties that exist in Introgen's operations and business environment, including, but without limitation, Introgen's stage of product development and the limited experience in the development of gene-based drugs in general, Introgen's dependence upon proprietary technology and current competition, history of operating losses and accumulated deficits, reliance on collaborative relationships, and uncertainties related to clinical trials, the safety and efficacy of Introgen's product candidates, the ability to obtain the appropriate regulatory approvals, patent protection and market acceptance, as well as other risks detailed from time to time in Introgen's filings with the Securities and Exchange Commission, including its annual report on Form 10-K filed with the SEC on March 31, 2003 and its quarterly report on Form 10-Q filed with the SEC on August 14, 2003. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.


    Editor's Note: For more information on Introgen Therapeutics, or for a menu of archived press releases, please visit Introgen's Website at www.introgen.com .



                  INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                SEPTEMBER 30,     DECEMBER 31,
                                                    2003              2002
                                                 (Unaudited)
                                                            (Thousands)

    CASH AND CASH EQUIVALENTS                      $22,609           $23,467

    OTHER CURRENT ASSETS                               307               812

    PROPERTY AND EQUIPMENT, NET                      7,785             8,742

    OTHER ASSETS                                       322               295

            TOTAL ASSETS                           $31,023           $33,316

    ACCOUNTS PAYABLE AND OTHER CURRENT
     LIABILITIES                                    $5,416            $5,427

    NOTES PAYABLE AND CAPITAL LEASE
     OBLIGATIONS, NET
     OF CURRENT PORTION                              6,813             7,435

    OTHER LONG TERM LIABILITIES                        813               619

            TOTAL LIABILITIES                       13,042            13,481

            TOTAL STOCKHOLDERS' EQUITY              17,981            19,835

            TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                  $31,023           $33,316



                   INTROGEN THERAPEUTICS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                     SEPTEMBER 30,           SEPTEMBER 30,
                                   2003        2002        2003        2002
                               (Unaudited) (Unaudited) (Unaudited) (Unaudited)

                                    (Thousands except per share information.)

    CONTRACT MANUFACTURING, GRANT
     AND OTHER REVENUE               $9        $453        $302      $1,004

    OPERATING EXPENSES:
      RESEARCH AND DEVELOPMENT    3,572       4,633      10,871      17,137
      GENERAL AND ADMINISTRATIVE  1,404       1,729       4,599       5,163

           TOTAL OPERATING
            EXPENSES              4,976       6,362      15,470      22,300

         LOSS FROM OPERATIONS    (4,967)     (5,909)    (15,168)    (21,296)

    INTEREST INCOME, INTEREST
     EXPENSE AND OTHER
     INCOME, NET                    541         216       1,249         800

         NET (LOSS)             ($4,426)    ($5,693)   ($13,919)   ($20,496)

    NET LOSS PER SHARE, BASIC
     AND DILUTED                 ($0.19)     ($0.27)     ($0.62)     ($0.96)

    SHARES USED IN COMPUTING
     BASIC AND DILUTED
     NET LOSS PER SHARE          23,650      21,464      22,343      21,459

     Contact:
     Introgen Therapeutics, Inc.
     C. Channing Burke
     (512) 708 9310 Ext. 322
     Email: c.burke@introgen.com



SOURCE  Introgen Therapeutics, Inc.
    -0-                             11/12/2003
    /CONTACT:  C. Channing Burke of Introgen Therapeutics, Inc.,
+1-512-708-9310 Ext. 322, or c.burke@introgen.com /
    /Web site:  http://www.introgen.com
                http://www.companyboardroom.com /
    (INGN)